Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Gabby Nelson	Wendy Schoppert
(763) 551-7460	(763) 551-7498
gabby.nelson@selectcomfort.com	investorrelations@selectcomfort.com

SELECT COMFORT ANNOUNCES SECOND QUARTER 2011 RESULTS

•	Sets Record Second-quarter Operating Income and Margin
•	Raises 2011 Guidance

MINNEAPOLIS – (July 20, 2011) – Select Comfort Corporation (NASDAQ: SCSS) today reported second-quarter results for the period ended July 2, 2011. Net sales for the quarter increased 16 percent to $161 million, compared to $139 million in the second quarter of 2010, driven by company-controlled comparable sales growth of 20 percent. The company reported net income of $11.3 million, or $0.20 per diluted share in the second quarter of 2011, as compared to net income of $6.2 million, or $0.11 per diluted share in the second quarter of 2010.

“We’re pleased that focused execution against our strategic priorities is continuing to result in strong operational and financial performance, as demonstrated in our second-quarter results,” said Bill McLaughlin, president and CEO, Select Comfort Corporation. “Specifically, we sustained double-digit comparable sales growth and strong margins, which allowed us to report record-setting second-quarter operating income.”

McLaughlin added, “During the second half of the year, we should continue to drive profitable growth as we accelerate awareness and consideration of our brand while optimizing our market-based distribution and media investments. Our efforts will also capitalize on the recent changes made to our executive leadership team and organizational structure.”

Second-quarter Summary

In the second quarter, net sales increased by 16 percent as compared to the prior-year period. The increase in sales was driven by company-controlled comparable sales growth of 20 percent,

Select Comfort Announces Second Quarter 2011 Results – Page 2 of  10

with average sales-per-store during the past 12 months reaching $1.5 million, a 25 percent improvement over the prior-year period.

Gross-profit margins in the second quarter of 2011 increased 130 basis points to 63.5 percent of net sales, compared with 62.2 percent in the prior-year period. The increase reflects strong product mix, manufacturing efficiencies and pricing actions.

Sales and marketing costs in the second quarter of 2011 increased by 12 percent to $70.5 million, representing 43.7 percent of net sales. This compares to $63.0 million, or 45.3 percent of net sales in the prior-year period. Media investments in the second quarter totaled $20.1 million, 25 percent higher than a year ago.

General and administrative expenses were $13.1 million in the second quarter, or 8.1 percent of net sales, which includes the benefit of a $1.1 million reduction to previously recorded contingent liabilities. This compares to $12.9 million, or 9.3 percent of net sales during the same period last year.

Operating income of $17.6 million and operating margin of 10.9 percent each represented the best second-quarter performance in company history. These record operating results resulted in earnings-per-diluted-share of $0.20, an 82 percent improvement versus prior year.

Cash flows from operating activities were $34 million for the first six months of 2011 compared to $29 million in the year-ago period. Capital expenditures for the first six months of 2011 increased to $9.6 million as compared to $1.7 million during the same time period last year, driven by increased investment in stores and information systems. As of the end of the quarter, cash, cash equivalents and marketable-debt securities totaled $98 million and the company had no borrowings under its revolving credit agreement.

Fiscal 2011 Outlook

Based on strong second-quarter performance, the company is increasing its fiscal 2011 outlook for earnings-per-diluted-share from between $0.85 and $0.93 to between $0.90 and $0.96. Outlook for the second half of 2011 assumes company-controlled comparable sales growth in the

Select Comfort Announces Second Quarter 2011 Results – Page 3 of  10

mid to high-teens as well as earnings-per-diluted-share growth of approximately 25 to 45 percent for the duration of the year. The company noted that sustained challenges to the economic environment could adversely impact consumer demand through the balance of the year. The company also reaffirmed its long-term goal for earnings-per-diluted-share growth of between 15 and 20 percent per year.

The company expects to end 2011 with approximately 380 stores after planned store openings and closings. The company also anticipates that total 2011 capital expenditures will be approximately $25 million to $30 million.

Conference Call

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. Eastern Time (4 p.m. Central; 2 p.m. Pacific) today. To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.”  To access the webcast, please visit the investor relations area of the Select Comfort website.

A webcast replay will remain available until midnight Central Time, July 29, 2011, by dialing (203) 369-3134. The webcast replay will remain available in the investor relations area of the company’s website for approximately 60 days.

About Select Comfort Corporation

Founded more than 20 years ago and based in Minneapolis, Select Comfort Corporation designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the SLEEP NUMBER® bed, as well as bases and bedding accessories. Sleep Number products are sold through its 375 company-controlled stores located across the United States; select bedding retailers; direct-marketing operations; and online at www.sleepnumber.com.

Forward-looking Statements

Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts;

Select Comfort Announces Second Quarter 2011 Results – Page 4 of  10

consumer acceptance of our products, product quality, innovation and brand image; availability of attractive and cost-effective consumer credit options; execution of our retail store distribution strategy; our dependence on significant suppliers, and our ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; industry competition; our ability to continue to improve our product line; warranty expenses; risks of pending and potentially unforeseen litigation; increasing government regulations, which have added or will add cost pressures and process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and evolving regulatory standards applicable to data privacy and security; our ability to attract and retain senior leadership and other key employees, including qualified sales professionals; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

# # #

Select Comfort Announces Second Quarter 2011 Results – Page 5 of  10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	July 2, 2011	% of Net Sales	July 3, 2010	% of Net Sales

Net sales	$161,462	100.0%	$138,952	100.0%
Cost of sales	58,958	36.5%	52,487	37.8%
Gross profit	102,504	63.5%	86,465	62.2%
Operating expenses:
Sales and marketing	70,517	43.7%	62,981	45.3%
General and administrative	13,120	8.1%	12,934	9.3%
Research and development	1,223	0.8%	613	0.4%
Asset impairment charges	18	0.0%	-	0.0%
Total operating expenses	84,878	52.6%	76,528	55.1%
Operating income	17,626	10.9%	9,937	7.2%
Interest expense / other	(30)	0.0%	(56)	0.0%
Income before income taxes	17,596	10.9%	9,881	7.1%
Income tax expense	6,307	3.9%	3,679	2.6%
Net income	$11,289	7.0%	$6,202	4.5%

Net income per share – basic	$0.21		$0.12

Net income per share – diluted	$0.20		$0.11

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	54,958		53,911
Effect of dilutive securities:
Options	911		903
Restricted shares	538		439
Diluted weighted-average shares outstanding	56,407		55,253

Select Comfort Announces Second Quarter 2011 Results – Page 6 of  10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Six Months Ended
	July 2, 2011	% of Net Sales	July 3, 2010	% of Net Sales

Net sales	$354,530	100.0%	$296,905	100.0%
Cost of sales	128,925	36.4%	112,356	37.8%
Gross profit	225,605	63.6%	184,549	62.2%
Operating expenses:
Sales and marketing	150,788	42.5%	133,073	44.8%
General and administrative	28,743	8.1%	26,083	8.8%
Research and development	1,954	0.6%	1,267	0.4%
Asset impairment charges	96	0.0%	-	0.0%
Total operating expenses	181,581	51.2%	160,423	54.0%
Operating income	44,024	12.4%	24,126	8.1%
Interest expense / other	(60)	0.0%	(1,776)	(0.6%)
Income before income taxes	43,964	12.4%	22,350	7.5%
Income tax expense	16,092	4.5%	8,388	2.8%
Net income	$27,872	7.9%	$13,962	4.7%

Net income per share – basic	$0.51		$0.26

Net income per share – diluted	$0.50		$0.25

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	54,842		53,763
Effect of dilutive securities:
Options	762		971
Restricted shares	553		452
Diluted weighted-average shares outstanding	56,157		55,186

Select Comfort Announces Second Quarter 2011 Results – Page 7 of  10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except per share amounts)
subject to reclassification

	(unaudited)
	July 2, 2011	January 1, 2011
Assets
Current assets:
Cash and cash equivalents	$57,645	$76,016
Marketable debt securities – current	19,980	-
Accounts receivable, net of allowance for doubtful accounts of $306 and $302, respectively	7,134	9,909
Inventories	20,579	19,647
Prepaid expenses	7,740	6,388
Deferred income taxes	4,149	4,297
Other current assets	4,728	652
Total current assets	121,955	116,909

Marketable debt securities – non-current	20,012	-
Property and equipment, net	36,232	32,953
Deferred income taxes	12,563	15,965
Other assets	4,518	4,130
Total assets	$195,280	$169,957

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$40,171	$42,025
Customer prepayments	10,493	12,944
Compensation and benefits	21,854	24,857
Taxes and withholding	4,531	5,359
Other current liabilities	13,159	11,671
Total current liabilities	90,208	96,856

Non-current liabilities:
Warranty liabilities	2,444	2,815
Other long-term liabilities	12,941	12,309
Total non-current liabilities	15,385	15,124
Total liabilities	105,593	111,980

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value; 142,500 shares authorized, 55,991 and 55,455 shares issued and outstanding, respectively	560	555
Additional paid-in capital	40,659	36,799
Retained earnings	48,495	20,623
Accumulated other comprehensive loss	(27)	-
Total shareholders’ equity	89,687	57,977
Total liabilities and shareholders’ equity	$195,280	$169,957

NOTE: In the first quarter of fiscal 2011 we began reporting cash resulting from credit and debit card transactions when received, rather than on an in-transit basis. To maintain consistency and comparability, previously reported amounts have been reclassified to conform to the current-year presentation.

Select Comfort Announces Second Quarter 2011 Results – Page 8 of  10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited - in thousands)
subject to reclassification

	Six Months Ended
	July 2, 2011	July 3, 2010

Cash flows from operating activities:
Net income	$27,872	$13,962
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,386	8,139
Stock-based compensation	2,256	1,491
Net disposals and impairments of assets	89	(2)
Excess tax benefits from stock-based compensation	(1,132)	(901)
Deferred income taxes	2,819	(1,363)
Change in operating assets and liabilities:
Accounts receivable	2,775	3,596
Inventories	(932)	(790)
Income taxes	1,181	2,059
Prepaid expenses and other assets	(3,212)	33
Accounts payable	(682)	(1,126)
Customer prepayments	(2,451)	(284)
Accrued compensation and benefits	(2,716)	4,578
Other taxes and withholding	(320)	(618)
Warranty liabilities	(314)	(96)
Other accruals and liabilities	2,066	(89)
Net cash provided by operating activities	33,685	28,589

Cash flows from investing activities:
Purchases of property and equipment	(9,585)	(1,744)
Proceeds from sales of property and equipment	7	3
Investments in marketable debt securities	(40,021)	-
Increase in restricted cash	(2,650)	-
Net cash used in investing activities	(52,249)	(1,741)

Cash flows from financing activities:
Net decrease in short-term borrowings	(1,500)	(1,573)
Repurchases of common stock	(309)	(1,360)
Proceeds from issuance of common stock	870	120
Excess tax benefits from stock-based compensation	1,132	901
Debt issuance costs	-	(139)
Net cash provided by (used in) financing activities	193	(2,051)

Net (decrease) increase in cash and cash equivalents	(18,371)	24,797
Cash and cash equivalents, at beginning of period	76,016	12,184
Cash and cash equivalents, at end of period	$57,645	$36,981

NOTE: To maintain consistency and comparability, certain amounts from previously reported financial statements have been reclassified to conform to the current-year presentation. See Note on page 7.

Select Comfort Announces Second Quarter 2011 Results – Page 9 of  10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010

Percent of sales:
Retail	87.1%	82.3%	86.8%	82.9%
Direct and E-Commerce	8.7%	11.7%	9.1%	11.7%
Wholesale	4.2%	6.0%	4.1%	5.4%
Total	100.0%	100.0%	100.0%	100.0%

Sales growth rates:
Retail comparable-store sales	25%	28%	28%	29%
Direct and E-Commerce	(13%)	6%	(8%)	11%
Company-Controlled comparable sales change	20%	25%	23%	25%
Net closed stores/other	(2%)	(7%)	(2%)	(6%)
Total Company-Controlled Channels	18%	18%	21%	19%
Wholesale	(19%)	(18%)	(8%)	(31%)
Total	16%	15%	19%	14%

Stores open:
Beginning of period	375	399	386	403
Opened	5	-	6	-
Closed	(5)	(4)	(17)	(8)
End of period	375	395	375	395

Other metrics:
Average sales per store ($ in 000's)1	$1,492	$1,192
Average sales per square foot1	$998	$810
Stores > $1 million net sales1	85%	64%
Average mattress sales per mattress unit - Company Controlled Channels2	$2,223	$2,027	$2,157	$1,986

1Trailing twelve months for stores open at least one year.
2Includes revenue from adjustable foundations which has become a more significant part of the mattress mix. The prior definition excluded revenue from adjustable foundations. Previously reported amounts have been reclassified to conform to the current-year presentation.

Select Comfort Announces Second Quarter 2011 Results – Page 10 of  10

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (EBITDA) as net income plus: income tax expense (benefit), interest expense, depreciation and amortization, stock-based compensation and asset impairments consistent with the definition used in our debt covenant calculations. Management believes EBITDA is a useful indicator of the Company's financial performance.  Our definition of EBITDA may not be comparable to similarly titled definitions used by other companies. The tables below reconcile EBITDA, which is a non-GAAP financial measure, to comparable GAAP financial measures:

	Three Months Ended		Trailing-Twelve Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010

Net income	$11,289	$6,202	$45,478	$56,170
Income tax expense (benefit)	6,307	3,679	26,625	(17,098)
Interest expense	64	70	279	4,532
Depreciation and amortization	3,210	3,228	12,815	14,934
Stock-based compensation	1,122	729	4,727	2,898
Asset impairments	18	-	356	199
EBITDA	$22,010	$13,908	$90,280	$61,635

Note -
Our EBITDA calculation is considered a non-GAAP financial measure and is not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles